SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which
transaction applies:

(2)	Aggregate number of securities to which
transaction applies:

(3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VRS recording script - Fund 0631

This is a special reminder to shareowners in Fidelity's Retirement Government Money Market Portfolio (Fund #631): Your fund may have recently sent you a proxy package. Please be sure to vote right away!! Your vote is very important and is urgently needed for the fund's special shareholder meeting to be held on time. Now you can vote by calling Fidelity's proxy tabulator, D.F. King at

1 800 848 -3155; Monday - Friday, 8 AM - 8 PM, Eastern Time - once again, to vote by phone, please call 1 800 848 - 3155.

Thank you.

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc.

82 Devonshire Street, Boston, MA 02109

112545

VRS recording script - Fund 0630

This is a special reminder to shareowners in Fidelity's Retirement Money Market Portfolio (Fund #630): Your fund may have recently sent you a proxy package. Please be sure to vote right away!! Your vote is very important and is urgently needed for the fund's special shareholder meeting to be held on time. Now you can vote by calling Fidelity's proxy tabulator, D.F. King at

1 800 848 -3155; Monday - Friday, 8 AM - 8 PM, Eastern Time - once again, to vote by phone, please call 1 800 848 - 3155.

Thank you.

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc.

82 Devonshire Street, Boston, MA 02109

112544